UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON D.C. 20549



                            FORM 8-K



                         CURRENT REPORT



             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


                          July 20, 1998
        Date of Report (Date of earliest event reported)


             MID-AMERICA APARTMENT COMMUNITIES, INC.
       (Exact Name of Registrant as Specified in Charter)



    TENNESSEE                   1-12762                  62-1543819
(State of Incorporation)  (Commission File Number)    (I.R.S. Employer
                                                     Identification Number)




                  6584 POPLAR AVENUE, SUITE 340
                    MEMPHIS, TENNESSEE 38138
            (Address of principal executive offices)



                         (901) 682-6600
       Registrant's telephone number, including area code





     (Former name or address, if changed since last report)

Item 5.  Other events.
Following notification of the New York Stock Exchange, the following press releases were released to the press on July 20, 1998 and July 24, 1998.


Memphis, TN: July 20, 1998. Mid-America Apartment Communities,
Inc. (NYSE:MAA) today announced that Michael S. Starnes, Chairman and CEO of M.S. Carriers has been appointed to its Board of Directors.

M.S. Carriers (NASDAQ:MSCA) is a $500 million publicly-traded truckload transportation and logistics company transporting a wide variety of goods across the United States, Canada, and Mexico. Under the leadership of Starnes, the Company has grown from one truck in 1978 to over 3,500 tractor units and 3,500 employees.

Mike Starnes is past Chairman of the United States Chamber of Commerce and currently serves as Chairman of its Executive Committee. He also serves on various boards, including RFS Hotel Investors, Inc. and NationsBank of Memphis, Tennessee, and is active in numerous charitable and civic endeavors. In accepting his position as an independent director, he said "I am looking forward to serving on the board of one of the premier apartment REITs in the United States. I feel they have the best management team in the industry, and I am honored to serve with the other uniquely qualified board members".

George Cates, Chairman and CEO of Mid-America, added "Mike Starnes is a strong addition to the MAA board. We gain a proven, distinguished business leader with years of success as a CEO of a publicly traded company and one with a wealth of proven judgment and leadership skills. Our majority independent directors have an outstanding track record of adding intrinsic value to the shares under their stewardship. Mike's addition to our board assures the continuation of that commitment."

For  further  information,  contact  Simon  R.  C.  Wadsworth  at
(901)682 6668, ext 104. 6584  Poplar  Ave., Suite 340,
Memphis, TN  38138,  (901)682-6600 FAX: (901)682-6667.


Memphis, TN: July 24, 1998. Mid-America Apartment Communities, Inc. (NYSE:MAA) announced today the purchase on July 21st of the 1001-unit L&B Apartment Portfolio which included Courtyards at Campbell in Dallas, Deer Run in Dallas, Highwood in Plano, and Northwood Place in Arlington, Texas. Built from 1980 to 1986, these properties were purchased for $38,275,000 from SWA Acquisitions, Ltd., a TX limited partnership.

This was an all cash transaction, funded through the company's line of credit facility at AmSouth Bank. The average occupancy at closing for the four properties was 93.5%, with average monthly rents of $613 per month.

These acquisitions bring the total number of units in Dallas to 2,303, comprised of 8 communities, and a total of 4,239 units now in Texas. H. Eric Bolton, President, comments on the purchase, "with our regional office located in Dallas, this portfolio acquisition is a natural fit to fully utilize our strong management team and further maximize operating efficiencies. The Dallas apartment market experienced rental growth of 6.1% during the last twelve months ended first quarter 1998, with a strong economy and job base predicted over the next decade. We look to capitalize on that forecast with the excellent locations of these properties, positioning them through our intensive capital improvement and landscape design programs where we've consistently achieved improved results."

For  further  information,  contact  Simon  R.  C.  Wadsworth  at
(901)682 6668, ext 104. 6584  Poplar  Ave., Suite 340,
Memphis, TN  38138,  (901)682-6600 FAX: (901)682-6667.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                             MID-AMERICA APARTMENT COMMUNITIES,INC.


Date:   July 28, 1998        /s/ Simon R.C. Wadsworth
       ----------------      ------------------------------
                             Simon R.C. Wadsworth
                             Executive Vice President
                            (Principal Financial and Accounting Officer)